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                                                                  Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                            ERGO SCIENCE CORPORATION

                                  SUBSIDIARIES




         Subsidiary                               Jurisdiction of Incorporation
------------------------------------              -----------------------------

Ergo Science Development Corporation                          Delaware

Ergo Research Corporation                                     Delaware

Ergo Texas Holdings, Incorporated                             Delaware